UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 31, 1996



                               MARKEL CORPORATION
             (Exact name of registrant as specified in its charter)

          Virginia                                    0-15458                                       54-0292420
(State or other jurisdiction of                     (Commission                                  (I.R.S. employer
incorporation or organization)                      file number)                              identification number)

                 4551 Cox Road, Glen Allen, Virginia 23060-3382
                    (Address of principal executive offices)
                                   (Zip code)

                                 (804) 747-0136
              (Registrant's telephone number, including area code)

                                      NONE
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 2. Acquisition or Disposition of Assets

On October 31, 1996 Markel Corporation (the Registrant) acquired Investors Insurance Holding Corp. and its subsidiaries (Investors) as a result of the merger of Registrant's wholly owned subsidiary, IIG Acquisition Corp., with and into Investors. Total consideration paid to the shareholders of Investors was $38,050,000, of which, $3 million will be held in escrow and distributed over the next three years assuming there are no claims made by Registrant against the escrow fund for breaches of representations, warranties or covenants. Markel funded the transaction with available cash on hand and borrowings of approximately $15 million under existing lines of credit with Crestar Bank, Chase Manhattan Bank (National Association) and First Union National Bank of North Carolina.

Investors, based in Red Bank, New Jersey, owns three property and casualty insurance company subsidiaries which are domiciled in New Jersey, California and Arizona. Registrant currently expects to merge the Arizona subsidiary, which has been in run-off since 1995, into the California subsidiary. The majority of Investors premium volume is in excess and surplus lines and historically the Company wrote specialty programs such as lawyers, architects and engineers, chiropractors professional liability and small commercial property coverages. Investors had gross premium volume of $60.5 million in 1995 and $46.3 million through September 30, 1996. Following the acquisition, Registrant expects Investors gross premium volume to shrink moderately as the Company focuses on its core brokered general liability and property lines of business.

 Investors total assets, total liabilities, and net worth, after the transaction, were approximately $238 million, $200 million and $38 million, respectively. As of the date of acquisition Investors had 45 employees, all of whom are located in the Red Bank, New jersey office.

Item 7. Financial Statements and Exhibits

     a)Financial Statements of Business Acquired

It is impracticable to provide the required financial statements for Investors at this time. In addition, because of recent rule changes promulgated by the Securities and Exchange Commission, this acquisition no longer meets the revised minimum threshold requirements for financial statement and pro forma disclosure. Accordingly, financial statements and pro forma financial information will not be filed.

     c)Exhibits

The Exhibits listed on the Exhibit Index are filed as part of this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MARKEL CORPORATION

Date: November 13, 1996                     By: Darrell D. Martin
                                                -----------------
                                                Executive Vice President and
                                                Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                                                             Page No.

4 Agreement and Plan of Merger among Markel Corporation, IIG Acquisition Corp., Investors Insurance Holding Corp. and certain shareholders of Investors Insurance Holding Corp.**



** Incorporated by reference from Exhibit 10 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1996.